Exhibit 10.2

            , 2017

Modern Media Acquisition Corp.

1180 Peachtree Street, N.E., Suite 2400

Atlanta, GA 30309

Re:	Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between Modern Media Acquisition Corp., a Delaware corporation (the “Corporation”), and Macquarie Capital (USA) Inc., I-Bankers Securities, Inc. and Cowen and Company, LLC (together, the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 28,750,000 of the Corporation’s units (including up to 3,750,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one warrant (each, a “Warrant”). Each whole Warrant will entitle the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and related prospectus (the “Prospectus”) filed by the Corporation with the U.S. Securities and Exchange Commission (the “Commission”) and the Corporation has applied to have the Units listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Corporation and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Modern Media Sponsor, LLC (the “Sponsor”) and the undersigned individuals, each of whom is a director or member of the Corporation’s management team (each, an “Insider” and collectively, the “Insiders”) hereby agree with the Corporation as follows:

1. The Sponsor and each Insider agrees that if the Corporation seeks stockholder approval of a proposed Initial Business Combination, then in connection with such proposed Initial Business Combination, such stockholder shall (i) vote any shares of Capital Stock owned by it or him in favor of any proposed Initial Business Combination and (ii) not redeem any shares of Common Stock owned by it or him in connection with such stockholder approval.

2. The Sponsor and each Insider hereby agrees that in the event that the Corporation fails to consummate an Initial Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Corporation’s stockholders in accordance with the Corporation’s amended and restated certificate of incorporation, the Sponsor and each Insider shall take all reasonable steps to cause the Corporation to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Common Stock sold as part of the Units in the Public Offering (the “Public Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable and any amounts released to the Corporation to fund working capital requirements, and less up to $50,000 to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Corporation’s remaining stockholders and the Corporation’s board of directors, dissolve and liquidate, subject in each case to the Corporation’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Corporation’s second amended and restated certificate of incorporation that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Public Shares if the Corporation does not complete an Initial Business Combination within 24 months from the closing of the Public Offering, unless the Corporation provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the trust account deposits (which interest shall be net of taxes payable and any amounts released to the Corporation to fund working capital requirements), divided by the number of then-outstanding Public Shares.

The Sponsor and each Insider acknowledges that it or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Corporation as a result of any liquidation of the Corporation with respect to the Founder Shares held by it or him. The Sponsor and each Insider hereby further waives, with respect to any Founder Shares or any Public Shares acquired by it or him, during or after this Public Offering, if any, any redemption rights it or he may have in connection with the consummation of an Initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Initial Business Combination or in the context of a tender offer made by the Corporation to purchase shares of Common Stock (although the Sponsor and the Insiders shall be entitled to redemption and liquidation rights with respect to Public Shares it or they hold if the Corporation fails to consummate an Initial Business Combination within 24 months from the date of the closing of the Public Offering).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of Macquarie Capital (USA) Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic

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consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Capital Stock owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Corporation shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. Notwithstanding the foregoing, the provisions of this paragraph will not apply to: (i) a transfer not for consideration if the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer; (ii) a disposition to the Corporation pursuant to paragraph 5 of this Letter Agreement; (iii) a transfer, in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) a transfer, in the case of an individual, pursuant to a qualified domestic relations order; (v) a transfer in the event of the Corporation’s liquidation prior to the completion of an Initial Business Combination; (vi) a transfer by virtue of the laws of the State of Delaware or the Sponsor’s amended and restated limited liability company agreement upon dissolution of the Sponsor; and (vii) a transfer in the event of the Corporation’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an Initial Business Combination.

4. In the event of the liquidation of the Trust Account, the Sponsor (which for purposes of clarification shall not extend to any direct or indirect shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Corporation against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Corporation may become subject as a result of any claim by (i) any vendor for services rendered or products sold to the Corporation or (ii) a prospective target business with which the Corporation has discussed entering into an Initial Business Combination (a “Target”); provided, however, that such indemnification of the Corporation by the Sponsor shall apply only to the extent necessary to ensure that such claims by a vendor for services rendered (other than the Underwriter) or products sold to the Corporation or a Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per share of the Public Shares or (ii) such lesser amount per share of the Public Shares held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in the value of the trust assets in each case net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay taxes and to fund working capital requirements, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the Corporation’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor will not be responsible to the extent of any

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liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Corporation if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Corporation in writing that it shall undertake such defense.

5. To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 3,750,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees that it shall forfeit, at no cost, a number of Founder Shares equal to 937,500 multiplied by a fraction, (i) the numerator of which is 3,750,000 minus the number of Units purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 3,750,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the Initial Stockholders will own an aggregate of 20.0% of the Corporation’s issued and outstanding shares of Capital Stock after the Public Offering. The Initial Stockholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Corporation will effect a stock dividend, stock split or share repurchase or contribution (or other similar action) back to capital, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Stockholders prior to the Public Offering at 20.0% of its issued and outstanding shares of Capital Stock upon consummation of the Public Offering. In connection with any such increase or decrease in the size of the Public Offering, (A) the references to 3,750,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 937,500 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor would have to return to the Corporation in order to hold (with all of the pre-Public Offering stockholders) an aggregate of 20.0% of the Corporation’s issued and outstanding shares of Capital Stock immediately after the Public Offering.

6. (a) The Sponsor and each Insider hereby agree not to, directly or indirectly, participate in the formation of, or become an officer or director of, any other blank check company until the Corporation has entered into a definitive agreement regarding an Initial Business Combination or the Corporation has failed to complete an Initial Business Combination within 24 months after the closing of the Public Offering. For the avoidance of doubt, the Sponsor and each Insider are allowed to participate in the formation of, or become an officer or director of, another blank check company upon completion of an Initial Business Combination. For the further avoidance of doubt, neither Macquarie Group Limited nor any of its affiliates (other than the Sponsor) are bound by this prohibition.

(b) The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Corporation would be irreparably injured in the event of a breach by such Sponsor or Insider of its or his obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b), and 9 of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

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7. (a) Except as described below, the Sponsor and each Insider agrees that it or he shall not Transfer (as defined below) any Founder Shares until the earlier of one year after the completion of the Corporation’s Initial Business Combination or earlier if, (x) subsequent to the Initial Business Combination, the last reported closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an Initial Business Combination or (y) the date on which the Corporation completes a liquidation, merger, stock exchange or other similar transaction after the Initial Business Combination that results in all of the Corporation’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Except as described below, the Sponsor and each Insider agrees that it or he shall not effectuate any Transfer of Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of an Initial Business Combination (the “Private Placement Warrants Lock-up Period,” together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and the shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants, are permitted (a) to affiliates of the Sponsor (including, without limitation, by means of any distribution by the Sponsor of securities to its members), to the Corporation’s officers or directors, to officers, directors, members or beneficial owners of the Sponsor, to any affiliates or family members of the foregoing or to any trust where any of the foregoing is the primary beneficiary; (b) in the case of any beneficial owner of the Sponsor or an individual, by gift to a member of one of the members of the beneficial owners of the Sponsor or individual’s immediate family, to a trust, the beneficiary of which is a member of one of the beneficial owners of the Sponsor or the individual’s immediate family, an affiliate of such person or beneficial owner, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an Initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Corporation’s liquidation prior to the completion of an Initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s amended and restated limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Corporation’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an Initial Business Combination; provided, however, that in the case of clauses (a), (b) and (e), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

8. The Sponsor and each Insider represents and warrants that it or he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or

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revoked. Each Insider’s biographical information furnished to the Corporation (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the undersigned’s background. Each Insider’s questionnaire furnished to the Corporation is true and accurate in all respects. Each Insider represents and warrants that: it is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Corporation, shall receive from the Corporation any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds of the Public Offering held in the Trust Account prior to the completion of the Initial Business Combination: repayment of up to an aggregate of $650,000 in unsecured loans made to the Corporation by the Sponsor; repayment of up to an aggregate of $500,000 in loans made to the Corporation by the Sponsor; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating negotiating and completing an Initial Business Combination; underwriting discounts, commissions and other fees and expenses payable to the Underwriter of this offering, including Macquarie Capital (USA) Inc., an affiliate of the Corporation’s Sponsor, and repayment of loans, if any, and on such terms as to be determined by the Corporation from time to time, made by the Sponsor or certain of the Corporation’s officers and directors to finance transaction costs in connection with an intended Initial Business Combination, provided, that, if the Corporation does not consummate an Initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Corporation to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment at the option of the lender. Up to $1,000,000 of such loans may be convertible into warrants of the post Initial Business Combination entity at an exercise price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants except that, pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(1), such warrants, and the shares of Common Stock issued upon exercise of such warrants, shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of the Underwriting Agreement or commencement of sales pursuant to the Public Offering, except:

i.	the transfer of any security by operation of law or by reason of reorganization of the Company;

ii.	the transfer of any security to any FINRA member firm participating in the Public Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 9 for the remainder of the time period;

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iii.	the transfer of any security if the aggregate amount of securities of the Company held by such holder or related person do not exceed 1% of the securities being offered;

iv.	the transfer of any security that is beneficially owned on a pro-rata basis of all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

v.	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 9 for the remainder of the time period.

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Corporation.

11. As used herein, (i) “Initial Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination, involving the Corporation and one or more businesses as described in the Prospectus; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 7,187,500 shares (after giving effect to the Corporation’s stock split effected on February 14, 2017) of Common Stock, initially issued to an affiliate of the Sponsor prior to the Public Offering and later transferred to the Sponsor prior to the Public Offering, up to 937,500 of which shares will be subject to forfeiture depending on the extent to which the Underwriter’s over-allotment option is exercised, if at all; (iv) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares immediately prior to the Public Offering; (v) “Private Placement Warrants” shall mean the warrants to purchase up to 7,000,000 shares of Common Stock of the Corporation that the Sponsor has agreed to purchase for an aggregate purchase price of $7,000,000, or $1.00 per warrant, in a private placement that will close simultaneously with the closing of the Public Offering; (vi) “Public Stockholders” shall mean the holders of the Corporation’s Public Shares; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and Insiders and their respective successors, assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or electronic transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Corporation; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by June 30, 2017; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Pages Follow]

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Sincerely, MODERN MEDIA SPONSOR, LLC

By:
	Name:	Lewis W. Dickey, Jr.
	Title:	President

By:
	Name:	Jin Chun
	Title:	Vice President

By:
	Name:	Lewis W. Dickey, Jr.

By:
	Name:	Blair Faulstich

By:
	Name:	George Brokaw

By:
	Name:	John White

By:
	Name:	William Drewry

By:
	Name:	Adam Kagan

Acknowledged and Agreed: MODERN MEDIA ACQUISITION CORP.

By:
	Name:	Lewis W. Dickey, Jr.
	Title:	President and Chief Executive Officer